UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2010

Pioneer Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	333-103293 (Commission File Number)	44-0607504 (I.R.S. Employer Identification No.)

4700 Belleview Avenue, Suite 300
Kansas City, Missouri 64112
 (Address of principal executive office)(Zip Code)

(816) 756-2020
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements with Executive

On November 29, 2010, MidCountry Financial Corp. ("MCFC"), the parent company of Pioneer Financial Services, Inc. ("PFS"), PFS, and Pioneer Services, a division of MidCountry Bank ("Pioneer Services") entered into an employment agreement with Thomas H. Holcom, Jr. and PFS and Pioneer Services entered into an employment agreement with Joseph B. Freeman.  These agreements are substantially similar and the material terms are described below in this Current Report.  The titles of each executive officer and the unique compensation arrangements are set forth in the chart below.

Executive Officer's Name	Titles	Initial Annual Base salary	Maximum Annual Incentive Bonus
Thomas H. Holcom, Jr.,	PFS-Chairman of Board of Directors and Chief Executive Officer Pioneer Services-Chief Executive Officer MCFC-Chief Strategy Officer	$315,000.00	90% of annual base salary
Joseph B. Freeman	PFS and Pioneer Services-President and Chief Operating Officer	$186,996.47	75% of annual base salary

With respect to Mr. Holcom's employment agreement the term "Company" means MCFC, PFS and Pioneer Services and with respect to Mr. Freeman's employment agreement the term "Company" means PFS and Pioneer Services.  The Compensation Committee ("MCFC Compensation Committee") of the Board of Directors of MCFC ("MCFC Board") approved each employment agreement on November 29, 2010 and the employment agreements became effective as of November 29, 2010.  The initial term of each agreement is twelve months and ends on November 28, 2011.  The initial term may be extended for an additional twelve month period subject to the review of the MCFC Board.  If the executive officer dies or becomes disabled during the employment period, the employment period continues until the end of the month of such death or disability.  Each employment agreement provides that the initial annual base salary is subject to annual merit increases and an annual incentive bonus plan as determined by the MCFC Board or the MCFC Compensation Committee.

Each employment agreement provides that the executive officer is entitled to:  (i) participate in the usual benefit programs for available to senior executive officers of the Company, including all incentive, stock option or warrant, savings, and retirement plans, pensions, or profit-sharing plans, practices, policies and programs applicable to senior executive officers of the Company; (ii) reimbursement for monthly auto expenses as outlined in the Company Auto Allowance Policy; (iii)  term life insurance with coverage in the aggregate amount of $1,000,000, which term life insurance includes a $350,000 term life insurance policy provided through the MCFC group life insurance provider, and a $650,000 individual term life insurance policy paid for by the Company; and (iv) to be provided disability insurance that remains in effect for 12 months following an event of disability.

If the employment of either Mr. Holcom or Mr. Freeman is terminated by the Company without “cause” (as defined below) or the related employment agreement is terminated by the executive officer for “good reason” (as defined below), the executive officer (or his death beneficiaries or estate) will be entitled to a cash severance payment paid in accordance with the Company's general payroll practices equal to the greater of (i) the executive officer's total compensation (calculated as set forth below) for a 12 month period or (ii) the executive officer's total compensation prorated for the remaining term of employment under the employment agreement.  For purposes of the employment agreements, the term "cause" means personal dishonesty, conduct causing substantial public disgrace or disrepute, willful violation of federal or state banking laws or regulations, receipt of a final cease-and-desist order, refusal to perform a Company directive, breach of a fiduciary duty involving personal profit, willful misconduct, gross negligence, incompetence, willful violations of law, rule or regulation impacting Company, willful misconduct or violation of code of conduct, or any breach of the employment agreement that continues for 15 days after notice from the Company or the MCFC Board.  For purposes of the employment agreements "good reason" means Company's material breach of the employment agreement, certain reductions in officer's base salary, moving officer's office (without his consent) more than 50 miles from home or current office, a material change in responsibilities or perquisites, or failure of Company or successor to assign and assume the employment agreement.  The total compensation for purposes of severance payments means the annual average of base salary plus incentive compensation paid during the last three years, or lesser period if employed less than three years.  An executive officer terminated with cause or who leaves without good reason receives no benefit upon termination.

If employment is terminated by the Company (A) without cause and within one year following a "change of control" (as defined below) or (B) within six (6) months prior to a change of control, each executive officer is entitled to receive severance pay equal to a multiple of the executive officer's total compensation (two times for Mr. Holcom, one time for Mr. Freeman) paid in a lump sum to the executive officer, or the executive officer's designated death beneficiaries or estate, within 60 days following the termination date. If there is a change of control and the executive officer is not terminated, the executive officer is not entitled to any payments.  A "change of control" occurs if (i) any entity becomes the beneficial owner of securities of MCFC representing more than 24.9% of the combined voting power of MCFC's then-outstanding securities, (ii) PFS or MCFC is a party to a transaction that results in less than half of the members of the PFS board of directors or MCFC Board remaining as board members; (iii) as a result of a transaction, Alfa Group obtains the power to vote more than 50% of any class of voting securities of MCFC, (iv) individuals who constitute the MCFC Board as of November 29, 2010 cease to hold the majority of board seats; or (v) the MCFC board determines a change of control has occurred and adopts a resolution stating that such event constitutes a change of control for purposes of the employment agreements.

In addition, if any payments under the executive officer’s employment agreement exceed the amount permitted to be deducted by the Company under Section 280G of the Internal Revenue Code, such payments to the executive officer will be reduced so that the amount is not greater than an amount equal to 2.99 multiplied by the executive officer's base amount (as determined under Section 280G) for the base period (as determined under Section 280G).

Each employment agreement contains a confidential information provision and limits on solicitation of employees during employment and for two years following the termination of the employment.

Each employment agreement is attached to this Current Report under Item 9.01 as Exhibits 10.1 and 10.2 and each such employment agreement is incorporated by reference herein as if fully set forth herein.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.                                Description

10.1	Employment Agreement, dated November 29, 2010, by and between Thomas H. Holcom, Jr., MidCountry Financial Corp., Pioneer Services, a division of MidCountry Bank and Pioneer Financial Services, Inc.

10.2	Employment Agreement, dated November 29, 2010, by and between Joseph B. Freeman, Pioneer Services, a division of MidCountry Bank and Pioneer Financial Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER FINANCIAL SERVICES, INC.

By:	/s/ Laura V. Stack
Laura V. Stack Chief Financial Officer

Date: December __, 2010

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, dated November 29, 2010, by and between Thomas H. Holcom, Jr., MidCountry Financial Corp., Pioneer Services, a division of MidCountry Bank and Pioneer Financial Services, Inc.
10.2	Employment Agreement, dated November 29, 2010, by and between Joseph B. Freeman, Pioneer Services, a division of MidCountry Bank and Pioneer Financial Services, Inc.